NEWS RELEASE


                                   Contact:  A. Dennis Mahedy
                                             Treasurer
                                             (704) 548-2072

                                             J. Michael Stepp
                                             Executive Vice President
                                             & Chief Financial Officer
                                             (704) 548-2395



         COLLINS & AIKMAN SELLS FLOORCOVERINGS BUSINESS


     Charlotte, North Carolina - February 6, 1997 - Collins & Aikman Corporation (NYSE: CKC) today announced that it sold its floorcoverings business to a company formed by Quad-C, Inc. and Paribas Principal Partners. The sales price, including a payment for the use of certain trade names in the floorcoverings business, was $195.6 million, subject to final balance sheet adjustments.
     Thomas E. Hannah, Chief Executive Officer of Collins & Aikman Corporation, said AWe expect to realize about $170 million in net after tax proceeds. This will enable us to reduce debt while continuing to concentrate our strategic focus on our core automotive interior trim operations.@
     Collins & Aikman is a major supplier of automotive interior systems - textile and plastic trim, acoustics and convertible tops - to the global automotive industry.


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